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                                                                     EXHIBIT 5.1

                          GOODWIN, PROCTER & HOAR LLP

                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                        TELEPHONE (617) 523-1231
                               February 15, 2000

Cypress Communications, Inc.
Fifteen Piedmont Center, Suite 710
Atlanta, Georgia 30305

Ladies and Gentlemen:

     Re:  Registration Statement on Form S-8
          ----------------------------------

     This opinion is delivered in our capacity as counsel to Cypress Communications, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") of a Registration Statement on Form S-8 (the "Registration Statement") relating to 11,624,699 shares of Common Stock, par value $.001 per share (the "Registered Shares"), which the Company may issue pursuant to the 1997 Management Option Plan and the 2000 Stock Option and Incentive Plan (the "Plans").

     As counsel for the Company, we have examined a copy of each of the Plans and the Company's Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, The Commonwealth of Massachusetts and the State of Delaware.

     Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Registered Shares against payment therefor in accordance with the terms of the Plan and any agreement thereunder, the Registered Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

     The foregoing assumes all requisite steps will be taken to comply with the requirements of the Securities Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of The Nasdaq Stock Market, Inc.

     We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,

                              /s/ GOODWIN, PROCTER & HOAR LLP

                              GOODWIN, PROCTER & HOAR  LLP